UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2014 (June 11, 2014)

AMERICAN DG ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34493	04-3569304
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant’s Telephone Number, Including Area Code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to stockholders of American DG Energy Inc. (the "Company) at its 2014 Annual Meeting of Stockholders (the "Annual Meeting") held on June 11, 2014:

1.	The election of seven directors to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

2.	The ratification of the appointment of McGladrey LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

3.	The amending of the Company's 2005 incentive stock option plan to increase the number of options from five million to eight million.

For more information about the forgoing proposals, see the Company's 2014 Proxy Statement.

The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

1. Election of Directors

	For	Withheld	Against	Abstain	Not Voted
Charles T. Maxwell	23,020,425	2,027,398	—	—	8,232,595
John N. Hatsopoulos	24,771,173	276,650	—	—	8,232,595
Francis A. Mlynarczyk Jr.	24,834,173	213,650	—	—	8,232,595
Deanna M. Petersen	22,916,125	2,131,698	—	—	8,232,595
Christine M. Klaskin	22,916,125	2,131,698	—	—	8,232,595
John Rowe	24,730,470	317,353	—	—	8,232,595
Joan Giacinti	24,834,073	213,750			8,232,595

All of the nominees received a plurality of the votes cast by stockholders entitled to vote thereon and, therefore, Mr. Charles T. Maxwell, Mr. John N. Hatsopoulos, Mr. Francis A. Mlynarczyk Jr., Ms. Deanna M. Petersen, Ms. Christine M. Klaskin, Mr. John Rowe, and Mr. Joan Giacinti were elected to serve as directors of the Company for terms of one year or until their successors are duly elected and qualified.

2. Ratification of the appointment of McGladrey LLP to serve as independent registered public accountants for the fiscal year ending December 31, 2014

	For	Withheld	Against	Abstain	Not Voted
McGladrey LLP	23,961,211	—	96,197	9,223,010	—

3. Approval of the amendment to the Company's 2005 Stock Incentive Plan

	For	Withheld	Against	Abstain	Not Voted
Stock Option Plan Amendment	22,710,601	—	2,333,122	4,100	8,232,595

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	June 12, 2014	AMERICAN DG ENERGY INC.
By: /s/ Gabriel J. Parmese
Gabriel J. Parmese, Chief Financial Officer

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